EXHIBIT 32.1

Certificate pursuant to 18 U.S.C. Section 1350 as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In accordance with the requirements of the Sarbanes-Oxley Act of 2002, the undersigned, to the best of his knowledge, hereby certifies that the report of Mountain National Bancshares, Inc., filed on Form 10-QSB/A for the period ended September 30, 2003: (1) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) fairly represents, in all material respects, the financial condition and results of operations of Mountain National Bancshares, Inc.

/s/ DWIGHT B. GRIZZELL

Dwight B. Grizzell, President and Chief Executive Officer
May 24, 2004